As filed with the Securities and Exchange Commission on April 25, 2001
                                                 Registration No. 333-__________

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ----------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          ----------------------------

                              WTC INDUSTRIES, INC.
                              --------------------
             (Exact name of registrant as specified in its charter)

                 DELAWARE                                 38-2308668
      (State or other jurisdiction of                  (I.R.S. Employer
       incorporation or organization)                 Identification No.)

                                1000 APOLLO ROAD
                           EAGAN, MINNESOTA 55121-2240
              (Address of Principal Executive Offices and zip code)

                          ----------------------------

                    AMENDED AND RESTATED WTC INDUSTRIES, INC.
                                 1996 STOCK PLAN
                            (Full title of the Plan)

                          ----------------------------

            Gregory P. Jensen,                             Copy to:
         Chief Financial Officer,
          Secretary and Treasurer                   Richard D. McNeil, Esq.
           WTC Industries, Inc.                   Lindquist & Vennum P.L.L.P.
             1000 Apollo Road                           4200 IDS Center
        Eagan, Minnesota 55121-2240                 80 South Eighth Street
              (651) 554-3140                         Minneapolis, MN 55402
  (Name, address, including zip code and                (612) 371-3266
  telephone number of agent for service)


                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
    Title of           Proposed         Proposed       Proposed
  Each Class of         Maximum          Maximum        Maximum
   Securities           Amount          Offering       Aggregate      Amount of
      to be              to be           Price         Offering     Registration
   Registered         Registered      Per Share(1)     Price(1)          Fee
--------------------------------------------------------------------------------
  Common Stock,
 $.01 par value     500,000 shares      $13.75(1)     $6,875,000       $632.50
    per share
--------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon average high and low selling prices of the Company's Common Stock as reported on NASDAQ on April 23, 2002.

                          INCORPORATION OF CONTENTS OF
                       REGISTRATION STATEMENT BY REFERENCE

         In September 1996, the Company's Board of Directors adopted the "1996 Stock Plan." The Plan was approved by the Company's shareholders at the Annual Meeting of Shareholders held on October 29, 1996. The Plan, which originally authorized the issuance of options to purchase 500,000 shares of the Company's Common Stock, was reduced to 50,000 shares pursuant to a reverse stock split approved by the Company's Board of Directors. The Board approved an amendment to the Plan on August 19, 1999 (approved by shareholders at the Annual Meeting of Shareholders held on May 2, 2000) which increased the shares authorized under the Plan by 450,000 shares, so that a total of 500,000 shares are authorized under the Plan on a post-reverse split basis.


                                     PART I

         Pursuant to the Note to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement.


                                     PART II

Item 3.  Incorporation of Documents by Reference.
------------------------------------------------

         The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference herein:

         (a) The Annual Report of the Company on Form 10-KSB for the year ended December 31, 2001, as filed with the SEC on March 28, 2002.

         (b) The description of the Company's Common Stock as set forth in the Company's Form S-18 Registration Statement, dated September 11, 1991 (Registration No. 41642C), including any amendment or report filed for the purpose of updating the description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


Item 4.  Description of Securities.
----------------------------------

         Not applicable.


Item 5.  Interests of Named Experts and Counsel.
-----------------------------------------------

         Not applicable.


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


Item 6.  Indemnification of Directors and Officers.
--------------------------------------------------

         The Company's Articles and Bylaws require and the statutes of the State of Delaware permit the Company to indemnify any director, officer, employee or agent who was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against particular liabilities and expenses incurred in connection with the action, suit or proceeding, except where these people have not acted in good faith or did not reasonably believe that the conduct was in our best interests.

         Insofar as indemnification to the Company's directors, officers or other persons controlling the Company for liabilities arising under the Securities Act of 1933, as amended, may be permitted under the provisions of the Company's Articles and Bylaws and the statutes of the State of Delaware, the Company has been informed by the Securities and Exchange Commission, that this type of indemnification is against public policy and is therefore unenforceable.

         Article Six of the Company's Third Restated Certificate of Incorporation provides the following:

         The Corporation shall indemnify to the full extent authorized or permitted by law any person made, or threatened to be made, a party to any action or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, in any capacity. Nothing contained in the Certificate of Incorporation shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) pursuant to Section 174 of the Delaware General Corporation Law ("GCL"), or (iv) for any transaction from which such director derived an improper personal benefit. If the GCL is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided in the Certificate of Incorporation, shall be limited to the fullest extent permitted by the amended GCL. No amendment to or repeal of this Article SIXTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

         Section XIII of the Company's Bylaws provides the following:

         The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, wherever brought, whether civil, criminal, administrative, or investigative (including an action by or in the right of the Company), by reason of such person's being or having been a Director, officer, member of a committee, employee, or agent of the Company, or by reason of such person's serving or having served at the request of the Company as a Director, officer, member of a committee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding to the fullest extent allowable pursuant to and in accordance with


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


the provisions of the Delaware General Corporation Law, as amended from time to time; provided, however, that in the event said Law shall be amended to increase or expand the permitted indemnification of persons provided for therein, the Company shall be deemed to have adopted such amendment as of its effective date and, provided further, that such indemnification shall be limited by other applicable law.

         Section 145 of the Delaware General Corporation Law provides, in pertinent part, the following:

         (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

         (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) or this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, of if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

                                    * * * * *

Item 7.  Exemption from Registration Claimed.
--------------------------------------------

         Not applicable.


Item 8.  Exhibits.
-----------------

         Exhibit
         -------

         4.1 Amended and Restated WTC Industries, Inc. 1996 Stock Plan, as amended

         5.1      Opinion and consent of Lindquist & Vennum P.L.L.P.

         23.1     Consent of Lindquist & Vennum (included in Exhibit 5.1)

         23.2     Consent of McGladrey & Pullen, LLP, independent auditors

         24.1     Power of Attorney (set forth on the signature page hereof)


Item 9.  Undertakings.
---------------------

(a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c) Insofar as indemnification to directors, officers, and controlling persons of the registrant for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission this type of indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by a director, officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.






                         (SIGNATURES ON FOLLOWING PAGE)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-8, and we have authorized the undersigned to sign this registration statement on our behalf, in the City of Minneapolis, State of Minnesota, on April 25, 2002.

                                        WTC INDUSTRIES, INC.

                                        By /s/ Gregory P. Jensen
                                           -------------------------------------
                                           Chief Financial Officer,
                                           Secretary and Treasurer

                                POWER OF ATTORNEY

         The undersigned officers and directors of WTC Industries, Inc., hereby constitute and appoint James J. Carbonari and Gregory P. Jensen, or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below on April 25, 2002 by the following persons in the capacities indicated.

SIGNATURE                                          TITLE
---------                                          -----

/s/ James J. Carbonari                       Chief Executive Officer
----------------------------------
    James J. Carbonari

/s/ Gregory P. Jensen                        Chief Financial Officer,
----------------------------------             Secretary and Treasurer
    Gregory P. Jensen

/s/ Robert C. Klas, Sr.                      Chairman of the Board
----------------------------------
    Robert C. Klas, Sr.

/s/ John A. Clymer                           Director
----------------------------------
    John A. Clymer

/s/ Biloine W. Young                         Director
----------------------------------
    Biloine W. Young

/s/ Ronald A. Mitsch                         Director
----------------------------------
    Ronald A. Mitsch

/s/ Robert C. Klas, Jr.                      Director
----------------------------------
    Robert C. Klas, Jr.


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